Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CPC of America, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Rod A. Shipman, President and Chief Executive Officer of the Company, and Marcia J. Hein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Rod A. Shipman	Dated:	May 14, 2010
Rod A. Shipman
Title:	President and Chief Executive Officer

By:	/s/ Marcia J. Hein	Dated:	May 14, 2010
Marcia J. Hein
Title:	Chief Financial Officer